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                                                                   EXHIBIT 23.01

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of The Hartford Financial Services Group, Inc. (the "Company") on Form S-3 of our report dated February 19, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's changes in its method of accounting for [a] goodwill and indefinite-lived intangible assets in 2002 [b] accounting for derivative instruments and hedging activities in 2001 and [c] the recognition of interest income and impairment on purchased retained beneficial interests in securitized financial assets in 2001) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                          DELOITTE & TOUCHE LLP

                                          /s/ Deloitte & Touche LLP
                                          --------------------------------------

Hartford, Connecticut
March 17, 2003